UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2012

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

333-56594	Ameren Energy Generating Company (Illinois Corporation) 1500 Eastport Plaza Drive Collinsville, Illinois 62234 (618) 343-7700	37-1395586

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On March 28, 2012, Ameren Energy Generating Company (“Genco”), a registrant subsidiary of registrant Ameren Corporation (“Ameren”), entered into a put option agreement (the “Put Option Agreement”) with AmerenEnergy Resources Generating Company (“AERG”), a non-registrant subsidiary of Ameren. Pursuant to the Put Option Agreement, during the Put Option Period (as defined below), Genco will have an irrevocable option to sell to AERG (the “Put Option”), and upon exercise of the Put Option AERG shall have the obligation to purchase from Genco all, but not less than all, of the Grand Tower, the Gibson City and the Elgin energy centers and all of Genco’s right, title and interest in, to and under all assets and properties of every kind and description owned, leased or used primarily in and for the operation of those energy centers, except those excluded assets described in the Asset Purchase Agreement (as defined below) (together, the “Put Option Assets”). If Genco exercises the Put Option, the purchase price for the Put Option Assets will be the greater of: (i) $100 million (the “Put Option Down Payment”), or (ii) the fair market value of the Put Option Assets, as determined by three third-party appraisers in accordance with the terms of the Put Option Agreement, subject to penalties in the event the closing of the sale of the Put Option Assets does not occur within 90 days of the execution of the Asset Purchase Agreement. The Put Option Agreement provides that the related asset purchase agreement (a form of which is attached to the Put Option Agreement) (“Asset Purchase Agreement,” and together with the Put Option Agreement, the “Agreements”) is to be executed within fifteen business days of AERG’s receipt of the Notice (as defined below) or at such other time, date and place as Genco and AERG shall mutually agree (“Put Option Closing Date”). The closing of the Asset Purchase Agreement will be subject, among other things, to the receipt of all necessary regulatory approvals.

Genco may exercise the Put Option by giving written notice (“Notice”) to AERG at any time during the period commencing on the date of the Put Option Agreement and ending on March 28, 2014 (“Put Option Period”); provided, however, on or before the first anniversary of the Put Option Agreement, and on or prior to each anniversary thereafter, assuming the Put Option Agreement has not been terminated, the Put Option Period may be extended for additional one-year periods by agreement of AERG and Genco. The Put Option Agreement shall expire, whether or not the Notice has been given: (i) upon written notice from Genco to AERG terminating the Put Option Agreement, (ii) upon the sale of a material portion of the Put Option Assets to a third party outside the ordinary course of business, (iii) upon a change in control of Genco, AERG or Ameren Energy Resources Company, LLC, or (iv) one year after the Put Option Closing Date if the sale of the Put Option Assets pursuant to the Asset Purchase Agreement has not yet closed, unless extended by written agreement of the parties to the Put Option Agreement.

In the event that the sale of the Put Option Assets does not close within one year of the Put Option Closing Date, as may be extended, and Genco fails to refund in full the Put Option Down Payment, Genco shall promptly initiate a process to sell the Put Option Assets to a third party or parties on an expedited but commercially reasonably basis, with any such sale subject to AERG’s approval, which approval shall not be unreasonably withheld. AERG would be entitled to receive the proceeds of any such sale up to the amount of the Put Option Down Payment not previously refunded.

The Put Option Agreement provides that AERG is required to pay the Put Option Down Payment to Genco within one business day of the date of the Notice. In exchange for entering into the Put Option Agreement, Genco paid AERG $2.5 million.

The Put Option Agreement requires that from the date of execution of the Put Option Agreement and throughout the Put Option Period, AERG shall secure and maintain in place on its behalf a written guaranty (the “Guaranty”) of payment in an amount equal to AERG’s contingent obligations under the Put Option Agreement from Ameren. The Guaranty provides that it shall remain in effect until either (i) AERG or Ameren satisfies all of the payment obligations under the Agreements or (ii) the Agreements are terminated and no further payments are owed by AERG to Genco. The Guaranty may not be amended unless Ameren and Genco agree in writing.

Genco entered into the Put Option Agreement in order to provide an additional source of liquidity, if needed in the future.

Copies of the Put Option Agreement and the Guaranty are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:	Title:

10.1	Put Option Agreement, dated as of March 28, 2012, by and between Genco and AERG.

10.2	Guaranty, dated as of March 28, 2012, by Ameren in favor of AERG.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Energy Generating Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr. Senior Vice President and Chief Financial Officer

AMEREN ENERGY GENERATING COMPANY (Registrant)

/s/ Steven R. Sullivan
Steven R. Sullivan Chairman and President

Date: March 28, 2012

Exhibit Index

Exhibit Number:	Title:

10.1	Put Option Agreement, dated as of March 28, 2012, by and between Genco and AERG.

10.2	Guaranty, dated as of March 28, 2012, by Ameren in favor of AERG.